Exhibit 1 to Form 8-K






                                                              September 15, 2000



Securities and Exchange Commission
Washington, DC   20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated September 15, 2000 of Firetector Inc. and are in agreement with the statements contained in paragraphs 4 (a) (ii) and 4
(a) (iv) on Page 2 herein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                      Very truly yours,


                                      Moore Stephens, P.C.